UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (Date of earliest event reported): June 20, 2002




                               FRD ACQUISITION CO.
             (Exact name of registrant as specified in its charter)


         Delaware                       333-07601                57-1040952
----------------------------      ---------------------      -------------------
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


3355 Michelson Dr., Suite 350, Irvine, CA                           92612
-----------------------------------------                    -------------------
 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:             (864) 597-8000


Former name or former address, if changed since last report:





ITEM 1.  CHANGE OF CONTROL OF REGISTRANT

The reorganization of FRD Acquisition Co. ("FRD" or the "Debtor") under the U.S. Bankruptcy Code was consummated on July 10, 2002 (the "Effective Date") pursuant to the First Amended Plan of Reorganization (the "Plan"), as more fully described in Item 3 below. Under the Plan, the previously outstanding common stock of Debtor, all of which had been held by Advantica Restaurant Group, Inc. ("Advantica"), was cancelled and the holders of allowed Class 4 and 5 claims under the Plan became the holders of all of FRD's new common stock, $.01 par value (the "Common Stock"). As a result, private and public investment companies with respect to which Wexford Capital LLC and Morgan Stanley Dean Witter have investment authority became the owners of 22% and 34%, respectively, of the issued and outstanding Common Stock.

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP


On June 20, 2002, the United States Bankruptcy Court for the District of Delaware approved and confirmed the Plan. The terms of the Plan are consistent with the terms of the stipulation and settlement agreement (the "Stipulation and Settlement Agreement") entered into on February 19, 2002 by and among FRD, the Official Committee of Unsecured Creditors of FRD, Advantica, Denny's, Inc. ("Denny's"), FRI-M Corporation, Coco's Restaurants, Inc. ("Coco's"), and Carrows Restaurants, Inc. ("Carrows") as previously reported in a Form 8-K filed on February 20, 2002.

The Debtor was a party to secured credit facility (the "Bank Facility"). The Bank Facility was guaranteed by FRD and Advantica. Prior to the commencement of the bankruptcy case, Advantica transferred all of its rights under the Bank Facility to Denny's, which then asserted a secured claim in the bankruptcy proceeding (the "Bank Facility Guarantee Secured Claim") against all the assets of FRD and FRD's subsidiaries pursuant to the Bank Facility.

The purpose of the Plan was to restructure the Debtor's outstanding indebtedness, and resolve the Debtor's liquidity problems, thereby enhancing the recoveries for the Debtor's creditors and enabling the Debtor to continue as a going concern.

The following is a summary of the material terms of the Plan. The full text of the Plan is included as Exhibit 2.2 to this Current Report on Form 8-K. Capitalized terms used in this report but not defined herein shall have the same meanings as in the Plan.

Distributions Under the Plan



The following chart summarizes the distributions to holders of Claims and Interests in Classes for which any payments were made under the Plan.

Class                                         Treatment
------                                        ---------


2 - Bank Facility Guarantee                   Denny's received a payment of
Secured Claim                                 approximately $32.5 million in
                                              full and complete satisfaction of
                                              any and all claims that Denny's
                                              or Advantica may have had under
                                              or in connection with the Bank
                                              Facility. That payment
                                              represented all outstanding
                                              obligations under the credit
                                              facility, less a $10.0 million
                                              discount.



4 - 12.5% Note Claims                         Pro rata share of Common Stock.



5 - General Unsecured                         Pro rata share of Common Stock,
Claims                                        if allowed.



6 - Affiliate Subordinated                    No distribution.
Claims


7 - Old Common Stock                          Interests are cancelled; no
Interests                                     distribution.


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On the Effective Date, all 1,000 issued and outstanding shares of FRD common stock held by Advantica were canceled and 2,891,876 shares of new Common Stock were issued in respect of Class 4 claims filed and allowed under the Plan, thus the unsecured creditors of the Debtor became the owners of 100% of the stock of the reorganized Debtor. After the reorganization, the Debtor and its subsidiaries are engaged in the business of operating (either through direct ownership or through franchises) the restaurant concepts known as "Coco's" and "Carrows."

In addition to the shares of new Common Stock issued in respect of Class 4 claims filed and allowed under the Plan, 24,791 shares of Common Stock have been reserved for future issuance in the event of allowance of a pending Class 5 claim subject to objection.

On July 10, 2002, FRD also completed a private placement of equity in which it raised additional capital by the offer and sale of 5,000 Units to certain Class 4 and 5 claimants, each Unit consisting of one share of FRD's Series A Cumulative Preferred Stock and one warrant to purchase 250 Shares of the Common Stock, at a price of one thousand dollars ($1,000.00) per Unit (the "Equity Financing"). The holders of Allowed Claims in Classes 4 and 5 that are "accredited investors" had the right to participate in the Equity Financing.

As a result of consummation of the Plan, FRD's previously outstanding 12.5% Notes have been cancelled. FRD anticipates that it shortly will file a Form 15 deregistering the 12.5% Notes under Section 12(g) of the Securities and Exchange Act of 1934 (the "Exchange Act"). Thereafter FRD anticipates that it will not file any further reports under the Exchange Act.


The following condensed balance sheet of FRD (which has been prepared using the equity method of accounting) sets forth the assets and liabilities of FRD as of May 22, 2002:


FRD Acquisition Co.
Debtor-in-Possession
Condensed Consolidated Balance Sheet
(Unaudited)

                                                     May 22, 2002
                                                     ------------
(In thousands)

Assets
Cash                                                   $      16
Deferred financing costs                                     523
Investment in subsidiaries                               132,155
                                                       ---------
Total Assets                                           $ 132,694
                                                       =========

Liabilities and Stockholder's Deficit
Liabilities not subject to compromise                  $  12,266
Liabilities subject to compromise (eliminated in
  consolidation)                                         133,332
Liabilities subject to compromise                        206,544
                                                       ---------
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Total Liabilities                                        352,142
Stockholder's Deficit                                   (219,448)
                                                       ---------
Total Liabilities and Stockholder's Deficit            $ 132,694
                                                       =========






ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        Listed below are all Exhibits filed as a part of this current report.

        Exhibit Number                         Description
        --------------                         -----------


        2.1 Stipulation and Agreement of Settlement, dated February 19, 2002, by and among FRD, the Creditors Committee, Advantica, Denny's, FRI-M Corporation, Coco's and Carrows, as filed with the bankruptcy court on February 19, 2002 (incorporated by reference to Exhibit 99.1 to FRD's
                                     Form 8-K, dated February 19, 2002).


        2.2 First Amended Plan of Reorganization of FRD Acquisition Co., confirmed by order of the United States Bankruptcy Court for the District of Delaware on June 20, 2002.

        99 Press Release of Advantica Restaurant Group, Inc., dated July 11, 2002 (incorporated by reference to Exhibit 99 to Advantica's 8-K, dated July 10, 2002.)




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FRD Acquisition Co.

                                 By:      /s/J. Jeffrey Campbell
                                     ------------------------------------------

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                                     Name:  J. Jeffrey Campbell
                                     Title: Chief Executive Officer and
                                            President



Date:   July 25, 2002




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